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                                                                    EXHIBIT 23.5

            [LOGO OF WILLAMETTE MANAGEMENT ASSOCIATES APPEARS HERE]

                       WILLAMETTE MANAGEMENT ASSOCIATES
                       8201 Greensboro Drive, Suite 817
                            McLean, Virginia 22102
                        703-917-6600/(Fax) 703-917-6610


We hereby consent to (i) the inclusion of our opinion letter, dated May 27, 1998, to the Trustees of the Mystech Associates, Inc. Employee Stock Ownership Plan as Appendix B to the Proxy Statement/Prospectus forming part of this Registration Statement on Form S-4, and (ii) references made to our firm and such opinion in such Joint Proxy Statement/Prospectus under the captions entitled "Summary - Opinion of the ESOP Trustees' Financial Advisor," "Summary - Market Price Information," "The Merger - Background of the Merger," "The Merger
- Mystech's Reasons for the Merger," and "The Merger - Opinion of the ESOP Trustees' Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, and we do not admit that we are experts with respect to any part of the Registration Statement within the meaning of term "expert" as used in the Securities Act, or the rules and regulations promulgated thereunder.



By: /s/ Scott D. Levine
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Name:   Scott D. Levine
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Title:  Senior Associate
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Dated: June 5, 1998